SEALY INDUSTRIAL PARTNERS IV, LP
POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Ying Xiao and Kevin
Broussard, the undersigned's true and lawful attorneys-in-fact to:
(1) prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities and Exchange Act of 1934 (the "Exchange Act") or any rule or regulations of the SEC;
(2) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director and/or 10% stockholder of Sealy Industrial Partners IV, LP (the "Partnership") as determined in accordance with Section 16 of the Exchange Act and the rules thereunder, Forms 3, 4, and 5, and amendments thereto, in accordance with Section 16(a) of the Exchange Act and the rules thereunder, and any other forms or reports, including Schedules 13D or 13G, the undersigned may be required to file in connection with the undersigned's ownership, acquisition, or disposition of securities of the Partnership;
(3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form ID and Form 3, 4, or 5, or other form or report, including Schedules 13D or 13G, or amendment thereto, and timely file such form with the SEC and any stock exchange or similar authority; and
(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Partnership assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Exchange Act.
The validity of this Power of Attorney shall not be affected in any manner by reason of the execution, at any time, of other powers of attorney by the undersigned in favor of persons other than those named herein.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 or Schedules 13D or 13G with respect to the undersigned's holdings of and transactions in securities issued by the Partnership, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.  This Power of Attorney may be filed with the SEC as a confirming statement of the authority granted herein.
IN WITNESS WHEREOF, I have hereunto set my hand this 21st day of June 2025.

 Signature: /s/ Dilip Vellodi
 Printed Name: Dilip Vellodi